                                                                    EXHIBIT 10.5

                                LEASE AGREEMENT

                                By And Between

                         AETNA LIFE INSURANCE COMPANY,

                           A Connecticut Corporation

                                  As Landlord

                                      And

                     INTERNATIONAL NETWORK SERVICES, INC.,

                           A California corporation

                                   As Tenant

                               Dated may 8, 1996

                               TABLE OF CONTENTS

                                                                            Page
Basic Lease Information...................................................... iv

1. Demise......................................................................1

2. Premises....................................................................1

3. Term........................................................................1

4. Rent........................................................................2

5. Late Charge.................................................................5

6. Security for Tenants Obligations............................................5

7. Possession..................................................................6

8. Use Of Premises.............................................................7

9. Acceptance Of Premises......................................................8

10. Surrender..................................................................8

11. Alterations And Additions..................................................9

12. Maintenance Of Premises....................................................9

13. Landlords Insurance.......................................................11

14. Tenants Insurance.........................................................11

15. Indemnification...........................................................12

16. Subrogation...............................................................12

17. Abandonment...............................................................13

18. Free From Liens...........................................................13

19. Advertisements And Signs..................................................13

20. Utilities.................................................................14

21. Entry By Landlord.........................................................14

22. Destruction And Damage....................................................14

23. Condemnation..............................................................16

24. Assignment And Subletting.................................................17

25. Tenants Default...........................................................19

26. Landlords Remedies........................................................21

27. Attorneys Fees............................................................23

28. Taxes.....................................................................24

29. Effect Of Conveyance......................................................24

30. Tenants Estoppel Certificate..............................................24

31. Subordination.............................................................25

32. Environmental Covenants...................................................25

33. Notices...................................................................28

34. Waiver....................................................................28

35. Holding Over..............................................................28

36. Successors And Assigns....................................................29

37. Time......................................................................29

38. Brokers...................................................................29

39. Limitation Of Liability...................................................29

40. Financial Statements......................................................29

41. Rules And Regulations.....................................................30

42. Mortgagee Protection......................................................30

43. Entire Agreement..........................................................31

44. Interest..................................................................31

45. Construction..............................................................31

46. Representations And Warranties Of Tenant..................................31

Exhibit

      A       Diagram of the Premises

      B       Tenant Improvements

     B-1      Final Plans and Specifications for Tenant Improvements

      C       Commencement Date Memorandum

                                Lease Agreement

                            BASIC LEASE INFORMATION

               Lease Date:  May 8, 1996

                 Landlord:  Aetna Life Insurance Company, a Connecticut
                            corporation

        Landlords Address:  c/o Aetna Realty Investors, Inc.
                            Kodak Center
                            1740 Technology Drive, Suite 600
                            San Jose, California 95110

                   Tenant:  International Network Services, Inc.,
                            a California corporation

          Tenants Address:  1213 Innsbruck Drive
                            Sunnyvale, California 94089
                            Attention: Manager of Corporate Services

                            Copies of all notices sent to Tenant under this
                            -----------------------------------------------
                            Lease shall also be delivered to:
                            --------------------------------

                            1213 Innsbruck Drive
                            Sunnyvale, California 94089
                            Attention: Director of Legal Services

                 Premises:  The building commonly known as 1213 Innsbruck Drive,
                            Sunnyvale, California, containing approximately Thirty-one Thousand Two Hundred Ninety-three (31,293) rentable square feet

               Anticipated
        Commencement Date:  July 26, 1996

           Months of Term:  Sixty (60) months

        Monthly Base Rent:

                                                       Monthly    Monthly Rent
                              Months       Sq. Ft.      Rate
                               1-30        31,293       $1.05      $32,857.65
                               31-60       31,293       $1.15      $35,986.95

             Prepaid Rent:  Thirty-two Thousand Eight Hundred Fifty-seven and
                            65/100 Dollars ($32,857.65)

    Month To Which Prepaid  First (1st) month of the Term
             Rent Applied:

         Security Deposit:  Thirty-five Thousand Nine Hundred Eighty-six and
                            95/100 Dollars ($35,986.95)

            Permitted Use:  General office, engineering and warehouse uses

                  Brokers:  CPS
                            Cornish & Carey Commercial

       Tenant Improvements  Six Hundred Twenty-five Thousand Eight Hundred Sixty
                Allowance:  Dollars ($625,860.00)

 Tenant Improvements Loan:  Up to Ninety-three Thousand Eight Hundred Seventy-
                            nine Dollars ($93,879.00)

                Architect:  DES

                                LEASE AGREEMENT

     This Lease Agreement is made and entered into by and between Landlord and Tenant on the Lease Date. The defined terms used in this Lease which are defined in the Basic Lease Information attached to this Lease Agreement ("Basic Lease Information") shall have the meaning and definition given them in the Basic Lease Information. The Basic Lease Information, the exhibits, and this Lease Agreement are and shall be construed as a single instrument and are referred to herein as the "Lease".

1.   DEMISE

     In consideration for the rents and all other charges and payments payable by Tenant, and for the agreements, terms and conditions to be performed by Tenant in this Lease, Landlord does hereby lease to Tenant, and Tenant does hereby hire and take from Landlord, the Premises described below (the "Premises"), upon the agreements, terms and conditions of this Lease for the Term hereinafter stated.

2.   PREMISES

     The Premises demised by this Lease is the building specified in the Basic Lease Information. The Premises contains the square footage specified in the Basic Lease Information. The location and dimensions of the Premises are depicted on Exhibit A, which is attached hereto and incorporated herein by this reference. Tenant shall have the non-exclusive right to use the parking and other common areas on the real property on which the Premises is situated (the "Property"). No easement for light or air is incorporated in the Premises.

     The Premises demised by this Lease shall also include the Tenant Improvements (as that term is defined in Exhibit B, attached hereto and incorporated herein by this reference) to be constructed by Landlord within the interior of the Premises. Landlord shall construct the Tenant Improvements on the terms and conditions set forth in Exhibit B. Landlord and Tenant agree to and shall be bound by the terms and conditions of Exhibit B.

3.   TERM

     The term of this Lease (the "Term") shall be for the period of months specified in the Basic Lease Information, commencing on the earliest to occur of the following dates (the "Commencement Date"):

     (a) The date (i) the Tenant Improvements are approved by the appropriate governmental agency as being in accordance with its building code and the building permit issued for such improvements, as evidenced by the issuance of a final building inspection approval, and (ii) Landlords architect and general contractor have both certified in writing to Tenant that the Tenant Improvements have been substantially completed in accordance with the plans and specifications therefor; or

     (b) The date Tenant commences occupancy of the Premises; provided, however, that Tenant shall not be deemed to have commenced occupancy in the Premises for purposes of this Section 3(b) if Tenant enters upon the Premises for the sole purpose of installing its fixtures and equipment and preparing the Premises for Tenants business operations in accordance with Section 7(c) below.

When the Commencement Date has been determined pursuant to the foregoing, Landlord and Tenant shall promptly execute a Commencement Date Memorandum in the form attached hereto as Exhibit C.

4.   RENT

     (a) BASE RENT. Tenant shall pay to Landlord, in advance on the first day of each month, without further notice or demand and without offset or deduction, the monthly installments of rent specified in the Basic Lease Information (the "Base Rent").

          Upon execution of this Lease, Tenant shall pay to Landlord the Prepaid Rent specified in the Basic Lease Information to be applied toward Base Rent for the month of the Term specified in the Basic Lease Information.

     (b) ADDITIONAL RENT. This Lease is intended to be a net Lease; and subject to Paragraph 12(c) below and any specific exclusions set forth herein, the Rent owing hereunder is to be paid by Tenant absolutely net of all costs and expenses relating to Landlord's ownership of the Property and the Premises. The provisions of this Paragraph 4(b) for the payment of Expenses (as hereinafter defined) are intended to pass on to Tenant all such costs and expenses. In addition to the Base Rent, Tenant shall pay to Landlord, in accordance with this Paragraph 4, all costs and expenses paid or incurred by Landlord in connection with the management, operation, maintenance and repair of the Property and the Premises (the "Expenses"), including, without limitation, all the following items related to the Premises, the Property, and/or the Outside Areas (as defined in Paragraph 4(b)(3)) (the "Additional Rent"):

          (1) Taxes and Assessments. All real estate taxes and assessments. Real estate taxes and assessments shall include any form of assessment, license, fee, tax, levy, penalty (if a result of Tenant's delinquency), or tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is (i) determined by the area of the Premises or the Property, or any part thereof, or the Rent and other sums payable hereunder by Tenant or by other tenants, including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of Rent or other sums due under this Lease; (ii) upon any legal or equitable interest of

Landlord in the Premises or the Property, or any part thereof; (iii) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Premises or the Property; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Premises or the Property, whether or not now customary or within the contemplation of the parties; or (v) surcharged against the parking area. Tenant and Landlord acknowledge that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which may formerly have been provided without charge to property owners or occupants. It is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges due to Proposition 13 or any other cause are to be included within the definition of real property taxes for purposes of this Lease.

          (2) Insurance. All insurance premiums, including premiums for "all risk" fire and extended coverage (including earthquake endorsements) insurance for the Premises, commercial general liability insurance, other insurance as Landlord deems necessary, and any deductibles paid under policies of any such insurance.

          (3) Outside Areas Expenses. All costs to maintain, repair, replace, supervise, insure (including provision of commercial general liability insurance) and administer the areas outside of the Premises ("Outside Areas"), including parking areas, landscaping (including maintenance contracts), sprinkler systems, sidewalks, driveways, curbs, lighting systems, and utilities for Outside Areas.

          (4) Parking Charges. Any parking charges or other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any governmental authority or insurer in connection with the use or occupancy of the Premises, the Outside Areas and/or the Property.

          (5) Maintenance and Repair of Premises. Except for costs which are the responsibility of Landlord pursuant to Section 12(c) below, all costs to maintain, repair, and replace the Premises, including without limitation, the roof coverings of the Premises, the heating, ventilation, and air conditioning ("HVAC") systems serving the Premises (including the cost of maintenance contracts), and all utility and plumbing systems, fixtures and equipment serving the Premises but which are located in the Outside Areas. Notwithstanding anything in this Section 4(b)(5) to the contrary, with respect to all sums payable by Tenant as Additional Rent under this Section 4(b)(5) for the repair or replacement of any item or the construction of any new item in connection with the physical operation of the Premises (i.e., HVAC, roof membrane or coverings, plumbing, electrical and utility systems and parking area) which is a capital item the repair or replacement of which properly would be capitalized under generally accepted accounting principles, Tenant shall be required to pay only the prorata share of the cost of the item falling due within the Term (including any Renewal Term) based upon the amortization of the same over the useful life of such item, as reasonably determined by Landlord.

          (6) Management and Administration. All costs for management and administration of the Premises and the Property, including a property management fee, accounting, auditing, billing, postage, employee benefits, payroll taxes, etc.

     (c) EXCLUSIONS FROM ADDITIONAL RENT. Notwithstanding anything to the contrary contained in Section 4(b) above, the following items shall be specifically excluded from the definition of "Expenses":

          (1) Costs occasioned by fire, acts of God or other casualties or by the exercise of the power of eminent domain; and

          (2) Costs incurred by Landlord in remediating Hazardous Materials from the Premises or the Property.

Nothing contained in this Section 4(c) shall be deemed to restrict or limit the obligations and liabilities of Tenant under Sections 15, 22, 23 or 32 below or any other applicable provisions of this Lease.

     (d)  PAYMENT OF ADDITIONAL RENT.

          (1) Upon commencement of this Lease, Landlord shall submit to Tenant an estimate of monthly Additional Rent for the period between the Commencement Date and the following December 31 and Tenant shall pay such estimated Additional Rent on a monthly basis concurrently with the payment of the Base Rent. Tenant shall continue to make said monthly payments until notified by Landlord of a change therein. By March 1 of each calendar year, Landlord shall endeavor to provide to Tenant a statement showing the actual Additional Rent due to Landlord for the prior calendar year, prorated from the Commencement Date during the first year. If the total of the monthly payments of Additional Rent that Tenant has made for the prior calendar year is less than the actual Additional Rent chargeable to Tenant for such prior calendar year, then Tenant shall pay the difference in a lump sum within ten (10) days after receipt of such statement from Landlord. Any overpayment by Tenant of Additional Rent for the prior calendar year shall be credited towards the Additional Rent next due.

          (2) The actual Additional Rent for the prior calendar year shall be used for purposes of calculating Tenant's monthly payment of estimated Additional Rent for the current year, subject to adjustment as provided above, except that in any year in which resurfacing of the parking area or material roof repairs are planned, the cost of which is not required to be borne by Landlord as explicitly set forth elsewhere herein, Landlord may include the estimated cost of such work in the estimated monthly Additional Rent. Landlord shall make the final determination of Additional Rent for the year in which this Lease terminates as soon as possible after termination of such year. Tenant shall remain liable for payment of any amount due to Landlord in excess of the estimated Additional Rent previously paid by Tenant, and, conversely, Landlord shall promptly return to Tenant any overpayment, even though the Term has expired and Tenant has vacated the Premises. Failure of Landlord to submit statements as called for herein shall not be deemed a waiver of Tenants obligation to pay Additional Rent as herein provided.

     (e) GENERAL PAYMENT TERMS. The Base Rent, Additional Rent and all other sums payable by Tenant to Landlord hereunder (including without limitation, installments of principal and interest due under the Tenant Improvements Loan, as defined in Exhibit B hereto) are referred to as the "Rent". All Rent shall be paid without deduction, offset or abatement in lawful money of the United States of America. Checks are to be made payable to ALIC SA87 IODCG AAF REI 3261 and shall be mailed to: Moffett Park, 27102 100 2, Dept. 66268, El Monte, California 91735-6268, or to such other person or place as Landlord may, from time to time, designate to Tenant in writing. Rent for any partial month during the Term shall be prorated for the portion thereof falling due within the Term.

5.   LATE CHARGE

     Notwithstanding any other provision of this Lease, Tenant hereby acknowledges that late payment to Landlord of Rent, or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Rent or other sums due from Tenant are not received by Landlord or by Landlords designated agent within ten (10) days after their due date, then Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue amount, plus any attorneys' fees incurred by Landlord by reason of Tenants failure to pay Rent and/or other charges when due hereunder. Landlord and Tenant hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenants late payment. Landlords acceptance of such late charges shall not constitute a waiver of Tenants default with respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies granted under this Lease.

                 Initials:  Landlord _______     Tenant _______

6.   SECURITY FOR TENANTS OBLIGATIONS

     (a) SECURITY DEPOSIT. Concurrently with Tenants execution of the Lease, Tenant shall deposit with Landlord the Security Deposit specified in the Basic Lease Information as security for the full and faithful performance of each and every term, covenant and condition of this Lease. Landlord may use, apply or retain the whole or any part of the Security Deposit as may be reasonably necessary (a) to remedy Tenant's default in the payment of any Rent, (b) to repair damage to the Premises caused by Tenant, (c) to clean the Premises upon termination of this Lease, (d) to reimburse Landlord for the payment of any amount which Landlord may reasonably spend or be required to spend by reason of

Tenant's default, or (e) to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. Within thirty (30) days following the expiration of the Term and the performance of Tenant's obligations with respect to the surrender of the Premises, the Security Deposit or any balance thereof shall be returned to Tenant or, at the option of Landlord, to the last assignee of Tenant's interest in this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds and Tenant shall not be entitled to any interest on such deposit. If Landlord so uses or applies all or any portion of said deposit, within five (5) days after written demand therefor Tenant shall deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full extent of the above amount, and Tenant's failure to do so shall be a default under this Lease. In the event Landlord transfers its interest in this Lease, Landlord shall transfer the then remaining amount of the Security Deposit to Landlord's successor in interest, and thereafter Landlord shall have no further liability to Tenant with respect to such Security Deposit, provided that Landlords successor assumes Landlords obligations hereunder in writing.

7.   POSSESSION

     (a) TENANT'S RIGHT OF POSSESSION. Subject to Paragraphs 7(b) and (c) below, Tenant shall be entitled to possession of the Premises upon commencement of the Term.

     (b) DELAY IN DELIVERING POSSESSION. If for any reason whatsoever, Landlord cannot deliver possession of the Premises to Tenant on or before the Anticipated Commencement Date specified in the Basic Lease Information, then subject to
Section 7(c) below, this Lease shall not be void or voidable, nor shall Landlord, or Landlord's agents, be liable to Tenant for any loss or damage resulting therefrom. Tenant shall not be liable for Rent until Landlord delivers possession of the Premises to Tenant. The expiration date of the Term shall be extended by the same number of days that Tenants possession of the Premises was delayed.

     (c)  EARLY OCCUPANCY. Notwithstanding anything to the contrary contained in
Section 7(a), Tenant shall have the right to enter upon the Premises at such times as shall be acceptable to Landlord during the fourteen (14) day period prior to the Commencement Date for the sole purpose of installing Tenants fixtures and equipment and preparing the Premises for its business operations, provided, however, that such entry shall be subject to all of the terms and provisions of this Lease, excepting only the obligation to pay Rent and, provided further, that Tenant shall not conduct business in the Premises during such period. Tenant understands and agrees that Landlord shall not be liable to Tenant or its Agents (as hereinafter defined) for any loss or damage to property, or injury to person, arising from or related to construction of the Tenant Improvements. Tenant shall take all reasonable precautions to protect against such loss, damage or injury during construction of the Tenant Improvements, and shall not interfere with the conduct of the Tenant Improvement work. Tenant shall cooperate with all reasonable directives of

Landlord and Landlord's contractor in order to minimize any disruption or delay in completion of the Tenant Improvements work.

     (d) TENANT'S RIGHT TO TERMINATE. Notwithstanding anything herein to the contrary, in the event Landlord fails to deliver possession of the Premises to Tenant on or before December 31, 1996, then Tenant shall have the right as its sole remedy for such failure to terminate this Lease upon ten (10) days' notice to Landlord, which notice shall be given, if at all, on or before January 5, 1997.

8.   USE OF PREMISES

     (a) PERMITTED USES. The Premises shall be used for the Permitted Uses specified in the Basic Lease Information and for no other use without the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole discretion. The Premises shall not be used to create any nuisance or trespass, for any illegal purpose, for any purpose not permitted by applicable laws and regulations, or for any purpose that would vitiate the insurance or increase the premiums for insurance on the Premises. Tenant agrees not to overload the floor(s) of the Premises.

     (b) COMPLIANCE WITH GOVERNMENTAL REGULATIONS. Tenant shall, at Tenant's expense, faithfully observe and comply with all municipal, state and federal statutes, rules, regulations, ordinances, requirements, and orders, now in force or which may hereafter be in force pertaining to the Premises or Tenant's use thereof, whether substantial in cost or otherwise, and all recorded covenants, conditions and restrictions affecting the Property ("Private Restrictions") now in force or which may hereafter be in force; provided, however, that Tenant shall not be required to make or, except as provided in Section 4 above or any other provision of this Lease, pay for, structural changes to the Premises, including, without limitation, the installation of fire sprinkler systems, seismic reinforcement and related alterations, and the removal of asbestos, not related to Tenant's specific use of the Premises unless the requirement for such changes is imposed as a result of any improvements or additions made or proposed to be made at Tenant's request. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such rule, regulation, ordinance, statute or Private Restrictions, shall be conclusive of that fact as between Landlord and Tenant, but shall not be conclusive as to whether Tenant had an obligation to comply with such law under this Lease, although if such court makes a determination as to which party is responsible for compliance with the law in question, then such determination shall be conclusive of that issue as between Landlord and Tenant.

9.   ACCEPTANCE OF PREMISES

     Subject to Landlord's completion of any "punch-list" items agreed to by Landlord and Tenant in writing within thirty (30) days after the Commencement Date, by entry hereunder, Tenant accepts the Premises as suitable for Tenants intended use and as being in good and sanitary operating order, condition and repair, AS IS, and without representation or warranty by Landlord as to the condition, use or occupancy which may be made thereof; provided, however, that Landlord shall cause the HVAC, electrical and plumbing systems serving the Premises to be in good working order and the roof on the Premises to be in good condition on the Commencement Date. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant. Nothing contained in this Section 9 shall limit or restrict Landlords repair and maintenance obligations under Section 12 below.

10.  SURRENDER

     Tenant agrees that on the last day of the Term, or on the sooner termination of this Lease, Tenant shall surrender the Premises to Landlord (a) in good condition and repair (damage by Acts of God, fire, condemnation, Hazardous Materials (except to the extent Tenant is responsible for the removal or remediation of such Hazardous Materials pursuant to Section 32 below), and normal wear and tear excepted), but with all interior walls cleaned, any carpets cleaned, and with all floors cleaned and waxed, together with all alterations, additions and improvements which may have been made in or on the Premises; except that Tenant shall remove any alterations, additions and improvements as to which Landlord has, prior to the date of surrender, consented to or requested removal; and (b) otherwise in accordance with Paragraph 32(f). Tenant shall repair all damage caused by such removal and otherwise restore the Premises in accordance with the preceding sentence at Tenant's sole cost and expense. On or before the expiration or sooner termination of this Lease, Tenant shall remove all of Tenant's trade fixtures and personal property from the Premises. All property of Tenant not so removed, unless such non-removal is consented to by Landlord, shall be deemed abandoned by Tenant, provided that in such event Tenant shall remain liable to Landlord for all costs incurred in storing and disposing of such abandoned property of Tenant. If the Premises are not surrendered at the end of the Term or sooner termination of this Lease, and in accordance with the provisions of this Paragraph 10 and of Paragraph 32(f), Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any loss or liability resulting from any claim against Landlord made by any succeeding tenant founded on or resulting from such delay and losses to Landlord due to lost opportunities to lease any portion of the Premises to succeeding tenants, together with, in each case, reasonable attorneys fees and costs.

11.  ALTERATIONS AND ADDITIONS

     (a) Tenant shall not make, or permit to be made, any alteration or addition to the Premises, or any part thereof, without the prior written consent of Landlord, such consent not to be unreasonably withheld.

     (b) Any alteration or addition to the Premises undertaken by or on behalf of Tenant shall be at Tenants sole cost and expense, in compliance with all applicable laws and requirements requested by Landlord, and in accordance with plans and specifications approved in writing by Landlord, and shall be constructed and installed by a contractor approved in writing by Landlord.

     (c) In the event Landlord consents to a proposed alteration or addition, such consent shall include Landlords advice whether or not such proposed alteration or addition shall be required to be removed at the expiration or termination of this Lease. If Landlord fails so to advise Tenant regarding whether or not a proposed alteration or addition may be removed at the expiration or termination of this Lease, then Tenant shall be required to surrender the alteration or addition to Landlord with the Premises, without compensation to Tenant, at the expiration or termination of this Lease. Subject to the foregoing, all additions, alterations or improvements, including, but not limited to, heating, lighting, electrical, air conditioning, fixed partitioning, drapery, wall covering and paneling, built-in cabinet work and carpeting installations made by Tenant, together with all property that has become an integral part of the Premises, shall become the property of Landlord upon the expiration or sooner termination of this Lease, and shall not be deemed trade fixtures.

     (d) Tenant agrees not to proceed to make such alterations or additions, notwithstanding consent from Landlord to do so, until five (5) days after Tenants receipt of such consent, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenants improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work.

12.  MAINTENANCE OF PREMISES

     (a) MAINTENANCE BY TENANT. Throughout the Term, Tenant shall, at its sole expense, (1) keep and maintain in good order and condition, repair, and replace the Premises, and every part thereof, including glass, windows, window frames, skylights, interior and exterior doors and door frames, and the interior of the Premises, (excepting only those portions of the Premises to be maintained by Landlord, as provided in Paragraph 12(c) below), (2) keep and maintain in good order and condition, repair, and replace all utility and plumbing systems, fixtures and equipment, including without limitation, electricity, gas, water, and sewer, located in or on the Premises, and furnish all expendables, including light bulbs, paper goods and soaps, used in the Premises, (3) repair all damage to the Premises or the Outside Areas caused by the negligence or willful misconduct of Tenant or its agents, employees, contractors or invitees. Tenant shall not do anything to cause any damage, deterioration or unsightliness to the Premises and the Outside Areas.

     (b) LANDLORD'S RIGHT TO MAINTAIN AND REPAIR AT TENANT'S EXPENSE. Notwithstanding the foregoing, in the event of a Default by Tenant under this Lease, Landlord shall have the right, but not the obligation, at Tenants expense, to enter the Premises and perform Tenant's maintenance, repair and replacement work. Within ten

(10) days after invoice therefor from Landlord, Tenant shall pay all costs and expenses incurred by Landlord in connection with such maintenance, repair and replacement work.

     (c) MAINTENANCE BY LANDLORD. Subject to the provisions of Paragraphs 12(a), 22 and 23, and further subject to Tenant's obligation under Paragraph 4 to reimburse Landlord, in the form of Additional Rent, for the cost and expense of the following items, Landlord agrees to repair and maintain the following items: the roof coverings (provided that Tenant installs no additional air conditioning or other equipment on the roof that damages the roof coverings); the HVAC systems serving the Premises; the utility and plumbing systems, fixtures, and equipment located outside the Premises; and the parking areas, pavement, landscaping, sprinkler systems, sidewalks, driveways, curbs, and lighting systems in the Outside Areas. Subject to the provisions of Paragraphs 12(a), 22 and 23, Landlord, at its own cost and expense, agrees to repair and maintain the following items: the structural portions of the roof, provided that Tenant installs no additional air conditioning or other equipment on the roof that damages structural portions of the roof (and specifically excluding the roof coverings), the foundation, the footings, the floor slab, the load bearing walls, and the exterior walls (excluding any glass therein) of the Premises. Except to the extent specifically set forth in Paragraph 22 below, Landlord shall not be required to repair or maintain conditions created due to any act, negligence or omission of Tenant or its agents, contractors, employees or invitees. Landlords obligation hereunder to repair and maintain is subject to the condition precedent that Landlord shall have received written notice of the need for such repairs and maintenance. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair, and failure to so report such defects shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such condition. Tenant shall promptly report in writing to Landlord any defective condition which Landlord is required to repair, and failure to so report such defects shall make Tenant responsible to Landlord for the costs and expenses of repairing any additional damage or deterioration occurring after the date Tenant obtains knowledge of such defective condition and any liability incurred by Landlord by reason of Tenants failure to notify Landlord of such defective condition in a timely manner as provided herein.

     (d) TENANT'S WAIVER OF RIGHTS. Tenant hereby expressly waives all rights to make repairs at the expense of Landlord or to terminate this Lease, as provided for in California Civil Code Sections 1941 and 1942, and 1932(1), respectively, and any similar or successor statute or law in effect or any amendment thereof during the Term.

13.  LANDLORD'S INSURANCE

     Landlord shall purchase and keep in force fire, extended coverage and "all risk" insurance covering the Premises to the extent of the full replacement cost thereof. Tenant shall, at its sole cost and expense, comply with any and all reasonable requirements pertaining to the Premises of any insurer necessary for the maintenance of reasonable fire and commercial general liability insurance, covering the Premises and the appurtenances. Landlord, at Tenants cost, may maintain "Loss of Rents" insurance, insuring that the Rent will be paid in a timely manner to Landlord for a period of at least twelve (12) months if the Premises are destroyed or rendered unusable or inaccessible by any cause insured against under this Lease.

14.  TENANT'S INSURANCE

     (a) COMMERCIAL GENERAL LIABILITY INSURANCE. Tenant shall, at Tenants expense, secure and keep in force a commercial general liability insurance and a property damage policy covering the Premises, insuring Tenant, and naming Landlord and its lenders as additional insureds, against any liability arising out of the ownership, use, occupancy or maintenance of the Premises to the extent such coverage is available in a standard tenants form of commercial general policy without special endorsement. The minimum limit of coverage of such policy shall be in the amount of not less than Three Million Dollars ($3,000,000.00) for injury or death of one person in any one accident or occurrence and in the amount of not less than Three Million Dollars ($3,000,000.00) for injury or death of more than one person in any one accident or occurrence, shall include an extended liability endorsement providing contractual liability coverage (which shall include coverage for Tenants indemnification obligations in this Lease), and shall contain a severability of interest clause or a cross liability endorsement. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least Three Million Dollars ($3,000,000.00). The limit of any insurance shall not limit the liability of Tenant hereunder. No policy shall be cancelable or subject to reduction of coverage, and loss payable clauses shall be subject to Landlords approval. Such policies of insurance shall be issued as primary policies and not contributing with or in excess of coverage that Landlord may carry, by an insurance company authorized to do business in the State of California for the issuance of such type of insurance coverage and rated A:XIII or better in Best's Key Rating Guide. A copy of said policy or a certificate evidencing to Landlords reasonable satisfaction that such insurance is in effect shall be delivered to Landlord upon commencement of the Term, and thereafter whenever Landlord shall reasonably request.

     (b) PERSONAL PROPERTY INSURANCE. Tenant shall maintain in full force and effect on all of its fixtures and equipment on the Premises, a policy or policies of fire and extended coverage insurance with standard coverage endorsement to the extent of the full replacement cost thereof. During the term of this Lease the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures and equipment so insured. Landlord shall have no interest in the insurance upon Tenants equipment and fixtures and will sign all documents reasonably necessary in connection with the settlement of any claim or loss by Tenant. Landlord will not carry insurance on Tenant's possessions. Tenant shall furnish Landlord with a certificate evidencing to Landlords reasonable satisfaction that such insurance is in effect, and whenever required, shall satisfy Landlord that such policy is in full force and effect.

15.  INDEMNIFICATION

     (a) OF LANDLORD. Except to the extent caused by the negligence or willful misconduct of Landlord or Landlord's Agents, Tenant shall indemnify and hold harmless Landlord and agents, employees, partners, shareholders, directors, invitees, and independent contractors (collectively "Agents") of Landlord against and from any and all claims, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorney's fees) arising from (1) Tenant's use of the Premises or from any activity done, permitted or suffered by Tenant in or about the Premises or the Property, and (2) any act, neglect, fault, willful misconduct or omission of Tenant, or Tenant's Agents or from any breach or default in the terms of this Lease by Tenant, and (3) any action or proceeding brought on account of any matter in items (1) or (2). If any action or proceeding is brought against Landlord by reason of any such claim, upon notice from Landlord, Tenant shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. As a material part of the consideration to Landlord, Tenant hereby assumes all risk of damage to property or injury to persons in or about the Premises from any cause whatsoever (except that which is caused by the gross negligence or willful misconduct by Landlord or its Agents or by the failure of Landlord to observe any of the terms and conditions of this Lease, if such failure has persisted for an unreasonable period of time after written notice of such failure), and Tenant hereby waives all claims in respect thereof against Landlord. The obligations of Tenant under this Paragraph 15 shall survive any termination of this Lease.

     (b) NO IMPAIRMENT OF INSURANCE. The foregoing indemnity shall not relieve any insurance carrier of its obligations under any policies required to be carried by either party pursuant to this Lease, to the extent that such policies cover the peril or occurrence that results in the claim that is subject to the foregoing indemnity.

16.  SUBROGATION

     Landlord and Tenant hereby mutually waive any claim against the other during the Term for any injury to person or loss or damage to any of their property located on or about the Premises or the Property that is caused by or results from perils covered by insurance carried by the respective parties or required to be carried by the respective parties under the terms of this Lease, to the extent of the proceeds of such insurance actually received with respect to such injury, loss or damage (or, with respect to insurance required to be carried under this Lease but not actually carried, the proceeds of such insurance which would have been received had the party required to carry such insurance actually maintained such coverage), whether or not due to the negligence of the other party or its agents. Because the foregoing waivers will preclude the assignment of any claim by way of subrogation to an insurance company or any other person, each party now agrees to immediately give to its insurer written notice of the terms of these mutual waivers and shall have their insurance policies endorsed to prevent the invalidation of the insurance coverage because of these waivers. Nothing in this Paragraph shall relieve a party of liability to the other for failure to carry insurance required by this Lease.

17.  ABANDONMENT

     Tenant shall not abandon the Premises at any time during the Term for a period in excess of thirty (30) days, whether consecutive or nonconsecutive. In the event of abandonment in excess of thirty (30) days, the rights and remedies of Tenant and Landlord shall be determined in accordance with the applicable California statutes in effect at the time of abandonment.

18.  FREE FROM LIENS

     Tenant shall keep the Premises and the Property free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant.

19.  ADVERTISEMENTS AND SIGNS

     Tenant shall not place or permit to be placed in, upon, or about the Premises or the Property any signs, advertisements or notices without obtaining Landlord's prior written consent or without complying with applicable laws and will not conduct, or permit to be conducted, any sale by auction on the Premises or otherwise on the Property. Tenant shall remove any sign, advertisement or notice placed on the Premises by Tenant upon the expiration of the Term or sooner termination of this Lease, and Tenant shall repair any damage or injury to the Premises or the Property caused thereby, all at Tenant's expense. If any signs are not removed, or necessary repairs not made, Landlord shall have the right to remove the signs and repair any damage or injury to the Premises or the Property at Tenants sole cost and expense.

20.  UTILITIES

     Tenant shall pay for all water, gas, heat, light, power, telephone service and all other materials and services supplied to the Premises. If Tenant fails to pay for any of the foregoing when due, Landlord may pay the same and add such amount to the Rent.

21.  ENTRY BY LANDLORD

     Tenant shall permit Landlord and its Agents to enter into and upon the Premises at all reasonable times, upon reasonable notice (except in the case of an emergency, for which no notice shall be required), and subject to Tenant's reasonable security arrangements, for the purpose of inspecting the same or showing the Premises to prospective purchasers, lenders or tenants or to alter, improve, maintain and repair the Premises as required or permitted of Landlord under the terms hereof, without any rebate of Rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned (except for actual damages resulting from the negligence or willful misconduct of Landlord or its agents); and Tenant shall permit Landlord to post notices of non-responsibility and ordinary "for sale" or "for lease" signs, provided that Landlord may post such for lease signs and exhibit the Premises to prospective tenants only during the six

(6) months prior to termination of this Lease. No such entry shall be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises.

22.  DESTRUCTION AND DAMAGE

     (a) If the Premises is damaged by fire or other perils covered by extended coverage insurance, Landlord shall, at Landlord's option:

          (1) In the event of total destruction (which shall mean destruction or damage in excess of twenty-five percent (25%) of the full insurable value thereof) of the Premises, elect either to commence promptly to repair and restore the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Premises, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its intention and, if Landlord elects to repair and restore the Premises, of the length of time Landlord reasonably anticipates such repair will take, within sixty (60) days after the occurrence of such destruction. If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the date of such total destruction.

          (2) In the event of a partial destruction (which shall mean destruction or damage to an extent not exceeding twenty-five percent (25%) of the full insurable value thereof) of the Premises for which Landlord will receive insurance proceeds (including as insurance proceeds the amount of any deductible included within the definition of Expenses and paid by Tenant as Additional Rent pursuant to Paragraph 4(b)(2) above) sufficient to cover the cost to repair and restore such partial destruction and, if the damage thereto is such that the Premises may be substantially repaired or restored to its condition existing immediately prior to such damage or destruction within one hundred eighty (180) days from the date of such destruction, Landlord shall commence and proceed diligently with the work of repair and restoration, in which event the Lease shall continue in full force and effect. If such repair and restoration requires longer than one hundred eighty (180) days or if the insurance proceeds therefor (including as insurance proceeds the amount of any deductible included within the definition of Expenses and paid by Tenant as Additional Rent pursuant to Paragraph 4(b)(2) above), plus any amounts Tenant may elect or is obligated to contribute, are not sufficient to cover the cost of such repair and restoration, Landlord may elect either to so repair and restore, in which event the Lease shall continue in full force and effect, or not to repair or restore, in which event the Lease shall terminate. In either case, Landlord shall give written notice to Tenant of its intention and, if Landlord elects to repair and restore the Premises, of the length of time Landlord reasonably anticipates such repair will take, within sixty (60) days after the destruction occurs. If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the date of such partial destruction.

     (b) If the Premises are damaged by any peril not covered by extended coverage insurance, and the cost to repair such damage exceeds any amount Tenant may agree to contribute, Landlord may elect either to commence promptly to repair and restore the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Premises, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its intention and, if Landlord elects to repair and restore the Premises, of the length of time Landlord reasonably anticipates such repair will take, within sixty (60) days after the occurrence of such damage. If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the date on which Tenant surrenders possession of the Premises to Landlord, except that if the damage to the Premises materially impairs Tenant's ability to continue its business operations in the Premises and if Tenant ceases its operations in the Premises as of the date of such damage, then this Lease shall be deemed to have terminated as of the date such damage occurred.

     (c) Notwithstanding anything to the contrary contained in this Paragraph 22, in the event of damage to the Premises occurring during the last twelve (12) months of the Term, Landlord and Tenant shall each have the right to terminate this Lease by written notice of such election given to the other within thirty
(30) days after the damage occurs; provided, however, that Tenant shall have the right to terminate this Lease under this Section 22(c) only if the Premises shall be untenantable for the conduct of Tenant's business operations after such damage. In the event either party elects to terminate this Lease under this
Section 22(c), this Lease shall be deemed to have terminated as of the date on which Tenant surrenders possession of the Premises to Landlord, except that if the damage to the Premises materially impairs Tenant's ability to continue its business operations in the Premises and if Tenant ceases its operations in the Premises as of the date of such damage, then this Lease shall be deemed to have terminated as of the date such damage occurred.

     (d) Notwithstanding anything to the contrary contained in this Paragraph 22, if the Premises are damaged by any peril and if the damage thereto is such that the Premises may not be substantially repaired or restored to its condition existing immediately prior to such damage or destruction within one hundred eighty (180) days from the date of such destruction, Tenant shall have the right to terminate this Lease by written notice to Landlord, which notice shall be given, if at all, within fifteen (15) days after Landlord informs Tenant of the expected duration of the period of repair or restoration. In the event Tenant elects to terminate this Lease under this Paragraph 22(d), this Lease shall be deemed to have terminated as of the date on which Tenant surrenders possession of the Premises to Landlord, except that if the damage to the Premises materially impairs Tenant's ability to continue its business operations in the Premises and if Tenant ceases its operations in the Premises as of the date of such damage, then this Lease shall be deemed to have terminated as of the date such damage occurred.

     (e) In the event of repair and restoration as herein provided, the monthly installments of Base Rent shall be abated proportionately in the ratio which Tenant's use of the Premises is impaired during the period of such repair or restoration, to the extent of rental abatement insurance proceeds received by Landlord. Tenant shall not be entitled to any compensation or damages for loss of use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair or restoration.

     (f) If Landlord is obligated to or elects to repair or restore as herein provided, and provided that Tenant does not exercise its right to terminate as set forth above, Landlord shall repair or restore only those portions of the Premises which were originally provided at Landlord's expense, substantially to their condition existing immediately prior to the occurrence of the damage or destruction; and Tenant shall promptly repair and restore, at Tenant's expense, Tenant's fixtures, improvements, alterations and additions in and to the Premises which were not provided at Landlord's expense.

     (g) Tenant hereby waives the provisions of California Civil Code Section 1932(2) and Section 1933(4) which permit termination of a lease upon destruction of the leased premises, and the provisions of any similar law now or hereinafter in effect, and the provisions of this Paragraph 22 shall govern exclusively in case of such destruction.

23.  CONDEMNATION

     If twenty-five percent (25%) or more of the Premises is taken for any public or quasi-public purpose by any lawful governmental power or authority, by exercise of the right of appropriation, inverse condemnation, condemnation or eminent domain, or sold to prevent such taking (each such event being referred to as a "Condemnation"), Landlord may, at its option, terminate this Lease as of the date title vests in the condemning party. If the Premises after any Condemnation and any repairs by Landlord would be untenantable for the conduct of Tenant's business operations, Tenant shall have the right to terminate this Lease as of the date title vests in the condemning party. If either party elects to terminate this Lease as provided herein, such election shall be made by written notice to the other party given within thirty (30) days after the nature and extent of such Condemnation have been finally determined. Tenant shall not because of such taking assert any claim against Landlord. Landlord shall be entitled to receive the proceeds of all Condemnation awards, and Tenant hereby assigns to Landlord all of its interest in such awards. If twenty-five percent (25%) or more of the parking area for the Premises is taken, Landlord at its option may terminate this Lease. If neither Landlord nor Tenant elects to terminate this Lease to the extent permitted above, Landlord shall promptly proceed to restore the Premises to the extent of any Condemnation award received by Landlord, to substantially the same condition as existed prior to such Condemnation, allowing for the reasonable effects of such Condemnation, and a proportionate abatement shall be made to the Rent corresponding to the time during which, and to the portion of the floor area of the Premises (adjusted for any increase thereto resulting from any reconstruction) of which, Tenant is deprived on account of such Condemnation and restoration. The provisions of California Code of Civil Procedure Section 1265.130, which allows either party to petition the Superior Court to terminate the Lease in the event of a partial taking of the Premises, and any other applicable law now or hereafter enacted, are hereby waived by Landlord and Tenant.

24.  ASSIGNMENT AND SUBLETTING

     (a) Tenant shall not voluntarily or by operation of law, (1) mortgage, pledge, hypothecate or encumber this Lease or any interest herein, (2) assign or transfer this Lease or any interest herein, sublease the Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees, agents and invitees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent shall not be withheld unreasonably. When Tenant requests Landlord's consent to such assignment or subletting, it shall notify Landlord in writing of the name and address of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant and shall provide current financial statements for the proposed assignee or subtenant prepared in accordance with generally accepted accounting principles. Tenant shall also provide Landlord with a copy of the proposed sublease or assignment agreement, including all material terms and conditions thereof. Except in the case of an assignment or sublease to a Tenant Affiliate (as hereinafter defined), Landlord shall have the option, to be exercised within thirty (30) days of receipt of the foregoing, to (1) terminate this Lease as of the commencement date stated in the proposed sublease or assignment; provided, however, that if Tenant proposes to sublease twenty-five percent (25%) or less of the Premises, then Landlord shall only have the right under this subsection
(1) to terminate this Lease as to the portion of the Premises proposed to be covered by such sublease, (2) sublease or take an assignment, as the case may be, from Tenant of the interest, or any portion thereof, in this Lease and/or the Premises that Tenant proposes to assign or sublease, on the same terms and conditions as stated in the proposed sublet or assignment agreement, (3) consent to the proposed assignment or sublease, or (4) refuse its consent to the proposed assignment or sublease, providing that such consent shall not be unreasonably withheld.

     (b) Notwithstanding anything to the contrary contained in Section 24(a) above, Tenant shall have the right with the consent of Landlord, which consent shall not be unreasonably withheld, to assign this Lease or to sublease the Premises or any part thereof to a Tenant Affiliate. In the event Tenant proposes to enter into an assignment or sublease with a Tenant Affiliate, then Tenant shall provide Landlord with the information required to be delivered pursuant to said Section 24(a). Landlord shall have the option, to be exercised within thirty (30) days of receipt of the foregoing, to (1) consent to the proposed assignment or sublease, or (2) refuse its consent to the proposed assignment or sublease, providing that such consent shall not be unreasonably withheld. For purposes of this Section 24, a "Tenant Affiliate" shall mean an entity that controls, is controlled by or is under common control with, Tenant; and a party shall be deemed to "control" another party for purposes of the aforesaid definition only if the first party owns more than fifty percent (50%) of the stock or other beneficial interests of the second party.

     (c) Without otherwise limiting the criteria upon which Landlord may withhold its consent under Sections 24(a) and (b) above, Landlord shall be entitled to consider all reasonable criteria including, but not limited to, the following: (i) whether or not the proposed subtenant or assignee is engaged in a business which, and the use of the Premises will be in an manner which, is in keeping with the then character and nature of all other tenancies in the Project, (ii) whether the use to be made of the Premises by the proposed subtenant or assignee will conflict with any so-called "exclusive" use then in favor of any other tenant of the Building, and whether such use would be prohibited by any other portion of this Lease, including, but not limited to, any rules and regulations then in effect, or under applicable Laws, and whether such use imposes a greater load upon the Premises and the Building and Project services then imposed by Tenant, (iii) the business reputation of the proposed individuals who will be managing and operating the business operations of the assignee or subtenant, and the long-term financial and competitive business prospects of the proposed assignee or subtenant, (iv) the creditworthiness and financial stability of the proposed assignee or subtenant in light of the responsibilities involved, and (v) that the sublease or assignment agreement requires payment of the rent and other amounts as required of Tenant hereunder with respect to the space being subleased or assigned which are in no event less than that being offered by Landlord for similar space in the Building under leases then being negotiated. In any event, Landlord may withhold its consent to any assignment or sublease, if (1) the actual use proposed to be conducted in the Premises or portion thereof conflicts with the provisions of Paragraph 8(a) or (b) above or with any other lease which restricts the use to which any space in the Building may be put, or (2) the proposed assignment or sublease requires alterations, improvements or additions to the Premises or portions thereof with a cost in excess of one thousand dollars ($1,000.00).

     (d) If Landlord approves an assignment or subletting as herein provided, Tenant shall pay to Landlord, as Additional Rent, the difference, if any, between (1) the Base Rent plus Additional Rent allocable to that part of the Premises affected by such assignment or sublease pursuant to the provisions of this Lease, and (2) the rent and any additional rent payable by the assignee or sublessee to Tenant, after deducting the costs incurred by Tenant in connection with any such assignment or sublease. The assignment or sublease agreement, as the case may be, after approval by Landlord, shall not be amended without Landlord's prior written consent, and shall contain a provision directing the assignee or subtenant to pay the rent and other sums due thereunder directly to Landlord upon receiving written notice from Landlord that Tenant is in default under this Lease with respect to the payment of Rent. Landlord's collection of such rent and other sums shall not constitute an acceptance by Landlord of attornment by such assignee or subtenant. A consent to one assignment, subletting, occupation or use shall not be deemed to be a consent to any other or subsequent assignment, subletting, occupation or use, and consent to any assignment or subletting shall in no way relieve Tenant of any liability under this Lease. Any assignment or subletting without Landlord's consent shall be void, and shall, at the option of Landlord, constitute a Default under this Lease.

     (e) Tenant shall pay Landlord's reasonable fees (including, without limitation, the fees of Landlord's counsel), incurred in connection with Landlord's review and processing of documents regarding any proposed assignment or sublease.

     (f) Tenant acknowledges and agrees that the restrictions, conditions and limitations imposed by this Paragraph 24 on Tenant's ability to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof, are, for the purposes of California Civil Code Section 1951.4, as amended from time to time, and for all other purposes, reasonable at the time that the Lease was entered into, and shall be deemed to be reasonable at the time that Tenant seeks to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof.

25.  TENANT'S DEFAULT

     The occurrence of any one of the following events shall constitute an event of default on the part of Tenant ("Default"):

     (a) The abandonment of the Premises by Tenant for a period in excess of thirty (30) days, whether consecutive or nonconsecutive;

     (b) Failure to pay any installment of Rent or any other monies due and payable hereunder, said failure continuing for a period of three (3) business days after notice from Landlord given in accordance with the terms of this Lease;

     (c)  A general assignment by Tenant for the benefit of creditors;

     (d) The filing of a voluntary petition in bankruptcy by Tenant, the filing of a voluntary petition for an arrangement, the filing of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by Tenant's creditors, said involuntary petition remaining undischarged for a period of sixty (60) days;

     (e) Receivership, attachment, or other judicial seizure of substantially all of Tenant's assets on the Premises, such attachment or other seizure remaining undismissed or undischarged for a period of sixty (60) days after the levy thereof;

     (f) Failure of Tenant to execute and deliver to Landlord any estoppel certificate, subordination agreement, or lease amendment within the time periods and in the manner required by Paragraph 30 or 31 or 42;

     (g) An assignment or sublease, or attempted assignment or sublease, of this Lease or the Premises by Tenant contrary to the provision of Paragraph 24, unless such assignment or sublease is expressly conditioned upon Tenant having received Landlord's consent thereto;

     (h) Failure of Tenant to restore the Security Deposit to the amount and within the time period provided in Paragraph 6 above;

     (i) Failure in the performance of any of Tenant's covenants, agreements or obligations hereunder (except those failures specified as events of Default in other Paragraphs of this Paragraph 25, which shall be governed by such other Paragraphs), which failure continues for ten (10) days after written notice thereof from Landlord to Tenant provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such ten (10) day period despite reasonable diligence, Tenant shall not be in default under this subparagraph unless Tenant fails thereafter diligently and continuously to prosecute the cure to completion; and

     (j) Chronic delinquency by Tenant in the payment of Rent, or any other periodic payments required to be paid by Tenant under this Lease. "Chronic delinquency" shall mean failure by Tenant to pay Rent, or any other payments required to be paid by Tenant under this Lease within three (3) business days after written notice thereof for any three (3) months (consecutive or nonconsecutive) during any twelve (12) month period. In the event of a Chronic Delinquency, in addition to Landlord's other remedies for Default provided in this Lease, at Landlord's option, Landlord shall have the right to require that Rent be paid by Tenant quarterly, in advance.

     Tenant agrees that any notice given by Landlord pursuant to Paragraph 25(b) or (i) above and the third notice given by Landlord pursuant to Paragraph 25(j) above shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

26.  LANDLORD'S REMEDIES

     (a) TERMINATION. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

          (1) the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of such termination; plus

          (2) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

          (3) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

          (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

          (5) such reasonable attorneys' fees incurred by Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy; and plus

          (6) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

As used in subparagraphs (1) and (2) above, the "worth at the time of award" is computed by allowing interest at an annual rate equal to twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less. As used in subparagraph (3) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default of Tenant hereunder.

     (b) CONTINUATION OF LEASE. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's Default and abandonment and recover Rent as it becomes due, provided Tenant has the right to sublet or assign, subject only to reasonable limitations).

     (c) RE-ENTRY. In the event of any Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, in compliance with applicable law, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

     (d) RELETTING. In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided in Paragraph 26(c) or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Paragraph 26(a), Landlord may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied in the following order: (1) to reasonable attorneys' fees incurred by Landlord as a result of a Default and costs in the event suit is filed by Landlord to enforce such remedies; (2) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (3) to the payment of any costs of such reletting; (4) to the payment of the costs of any alterations and repairs to the Premises; (5) to the payment of Rent due and unpaid hereunder; and (6) the residue, if any, shall be held by Landlord and applied in payment of future Rent and other sums payable by Tenant hereunder as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during the month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting. Notwithstanding any provision to the contrary in this Lease, this Lease shall terminate, as set forth in California Civil Code Section 1951.2(a), if Landlord terminates Tenant's right to possession of the Premises.

     (e) TERMINATION. No re-entry or taking of possession of the Premises by Landlord pursuant to this Paragraph 26 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default. Notwithstanding any provision to the contrary in this Lease, this Lease shall terminate, as set forth in California Civil Code Section 1951.2(a), if Landlord terminates Tenant's right to possession of the Premises.

     (f) CUMULATIVE REMEDIES. The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.

     (g) NO SURRENDER. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant's estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within five (5) days after such surrender.

27.  ATTORNEY'S FEES

     If either party hereto fails to perform any of its obligations under this Lease or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Lease, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees and disbursements. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Lease shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Lease and to survive and not be merged into any such judgment.

28.  TAXES

     Tenant shall be liable for and shall pay, prior to delinquency, all taxes levied against personal property and trade or business fixtures of Tenant. If any alteration, addition or improvement installed by Tenant pursuant to Paragraph 11, or any personal property, trade fixture or other property of Tenant, is assessed and taxed with the Property, Tenant shall pay such taxes to Landlord within ten (10) days after delivery to Tenant of a statement therefor.

29.  EFFECT OF CONVEYANCE

     The term "Landlord" as used in this Lease, means only the owner for the time being of the Property containing the Premises, so that, in the event of any sale of the Property or the Premises, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing from and after the transfer, provided that the purchaser at any such sale has assumed and agreed in writing to carry out any and all covenants and obligations of Landlord hereunder and Landlord has delivered any advance rentals and any remaining balance of the Security Deposit to such purchaser.

30.  TENANT'S ESTOPPEL CERTIFICATE

     From time to time, upon written request of Landlord, Tenant shall execute, acknowledge and deliver to Landlord or its designee, a written certificate stating (a) the date this Lease was executed, the Commencement Date of the Term and the date the Term expires; (b) the date Tenant entered into occupancy of the Premises; (c) the amount of Rent and the date to which such Rent has been paid;
(d) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or, if assigned, modified, supplemented or amended, specifying the date and terms of any agreement so affecting this Lease); (e) that this Lease represents the entire agreement between the parties with respect to Tenant's right to use and occupy the Premises (or specifying such other agreements, if any); (f) that all obligations under this Lease to be performed by Landlord as of the date of such certificate have been satisfied (or specifying those as to which Tenant claims that Landlord has yet to perform);
(g) that all required contributions by Landlord to Tenant on account of Tenant's improvements have been received (or stating exceptions thereto); (h) that on such date there exist no defenses or offsets that Tenant has against the enforcement of this Lease by Landlord (or stating exceptions thereto); (i) that no Rent or other sum payable by Tenant hereunder has been paid more than one (1) month in advance (or stating exceptions thereto); (j) that security has been deposited with Landlord, stating the amount thereof; and (k) any other matters evidencing the status of this Lease that may be required either by a lender making a loan to Landlord to be secured by a deed of trust covering the Premises or by a purchaser of the Premises. Any such certificate delivered pursuant to this Paragraph 30 may be relied upon by a prospective purchaser of Landlord's interest or a mortgagee of Landlord's interest or assignee of any mortgage upon Landlord's interest in the Premises. If Tenant shall fail to provide such certificate within ten (10) days after receipt by Tenant of a written request by Landlord as herein provided, such failure shall, at Landlord's election, constitute a Default under this Lease, and Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee.

31.  SUBORDINATION

     Landlord shall have the right to cause this Lease to be and remain subject and subordinate to any and all mortgages, deeds of trust and ground leases, if any ("Encumbrances") that are now or may hereafter be executed covering the Premises, or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided only, that in the event of termination of any such ground lease or upon the foreclosure of any such mortgage or deed of trust, so long as Tenant is not in default, the holder thereof ("Holder") shall agree in writing to recognize Tenant's rights under this Lease as long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease to be observed and performed by Tenant. Within ten (10) days after Landlord's written request, Tenant shall execute, acknowledge and deliver any and all reasonable documents required by Landlord or the Holder to effectuate such subordination, provided that such Holder shall concurrently execute, acknowledge and deliver a nondisturbance agreement in favor of Tenant. If Tenant fails to do so, such failure shall constitute a Default by Tenant under this Lease. Notwithstanding anything to the contrary set forth in this Paragraph 31, Tenant hereby attorns and agrees to attorn to any person or entity purchasing or otherwise acquiring the Premises at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such Encumbrance.

32.  ENVIRONMENTAL COVENANTS

     (a) As used in this Lease, the term "Hazardous Materials" shall mean and include any substance that is or contains (a) any "hazardous substance" as now or hereafter defined in (S) 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA") (42 U.S.C. (S) 9601 et seq.) or any regulations promulgated under CERCLA; (b) any "hazardous waste" as now or hereafter defined in the Resource Conservation and Recovery Act, as amended ("RCRA") (42 U.S.C. (S) 6901 et seq.) or any regulations promulgated under RCRA; (c) any substance now or hereafter regulated by the Toxic Substances Control Act, as amended ("TSCA") (15 U.S.C. (S) 2601 et seq.) or any regulations promulgated under TSCA; (d) petroleum, petroleum by-products, gasoline, diesel fuel, or other petroleum hydrocarbons; (e) asbestos and asbestos-containing material, in any form, whether friable or non-friable; (f) polychlorinated biphenyls; (g) lead and lead-containing materials; or (h) any additional substance, material or waste (A) the presence of which on or about the Premises (i) requires reporting, investigation or remediation under any Environmental Laws (as hereinafter defined), (ii) causes or threatens to cause a nuisance on the Premises or any adjacent property or poses or threatens to pose a hazard to the health or safety of persons on the Premises or any adjacent property, or (iii) which, if it emanated or migrated from the Premises, could constitute a trespass, or (B) which is now or is hereafter classified or considered to be hazardous or toxic under any Environmental Laws.

     (b) As used in this Lease, the term "Environmental Laws" shall mean and include (a) CERCLA, RCRA and TSCA; and (b) any other federal, state or local laws, ordinances, statutes, codes, rules, regulations, orders or decrees now or hereinafter in effect relating to (i) pollution, (ii) the protection or regulation of human health, natural resources or the environment, (iii) the treatment, storage or disposal of Hazardous Materials, or (iv) the emission, discharge, release or threatened release of Hazardous Materials into the environment.

     (c) Tenant agrees that during its use and occupancy of the Premises it will (a) not (i) permit Hazardous Materials to be present on or about the Premises except in a manner and quantity necessary for the ordinary performance of Tenant's business or (ii) release, discharge or dispose of any Hazardous Materials on, in, at, under, or emanating from, the Premises or the Property; provided, however, that Tenant shall have the right to use and dispose of de minimis amounts of cleaning materials, toner fluids and other office and janitorial supplies, provided that the same are necessary for the conduct of Tenant's business operators in the Premises and are used and disposed of at all times in full compliance with all Environmental Laws; (b) comply with all Environmental Laws relating to the Premises and the use of Hazardous Materials on or about the Premises and not engage in or permit others to engage in any activity at the Premises in violation of any Environmental Laws; and (c) immediately notify Landlord of (i) any inquiry, test, investigation or enforcement proceeding by any governmental agency or authority against Tenant, Landlord (to the extent Tenant has knowledge thereof) or the Premises (to the extent Tenant has knowledge thereof) relating to any Hazardous Materials or under any

Environmental Laws or (ii) the occurrence of any event or existence of any condition that would cause a breach of any of Tenant's covenants set forth in this Section 32.

     (d) If Tenant's use of Hazardous Materials on or about the Premises results in a release, discharge or disposal of Hazardous Materials on, in, at, under, or emanating from, the Premises or the Property, Tenant agrees to investigate, clean up, remove or remediate such Hazardous Materials in full compliance with (a) the requirements of (i) all Environmental Laws and (ii) any governmental agency or authority responsible for the enforcement of any Environmental Laws; and (b) any additional requirements of Landlord that are reasonably necessary to protect the value of the Premises or the Property.

     (e) Upon reasonable notice to Tenant, Landlord may inspect the Premises for the purpose of determining whether there exists on the Premises any Hazardous Material or other condition or activity that is in violation of the requirements of this Lease or of any Environmental Laws. Tenant will supply to Landlord such historical and operational information regarding the Premises as may be reasonably requested to facilitate any such inspection and will make available for meetings appropriate personnel having knowledge of such matters. Tenant agrees to give Landlord at least sixty (60) days' prior notice of its intention to vacate the Premises so that Landlord will have an opportunity to perform such an inspection prior to such vacation. The right granted to Landlord herein to perform inspections shall not create a duty on Landlord's part to inspect the Premises, or liability on the part of Landlord for Tenant's use, storage or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

     (f) Landlord shall have the right, but not the obligation, prior or subsequent to an event of default, without in any way limiting Landlord's other rights and remedies under this Lease, to enter upon the Premises, or to take such other actions as it deems necessary or advisable, to investigate, clean up, remove or remediate any Hazardous Materials or contamination by Hazardous Materials present on, in, at, under, or emanating from, the Premises or the Property in violation of Tenant's obligations under this Lease or under any Environmental Laws. Notwithstanding any other provision of this Lease, Landlord shall also have the right, at its election, in its own name or as Tenant's agent, to negotiate, defend, approve and appeal any action taken or order issued by any governmental agency or authority with regard to any such Hazardous Materials or contamination by Hazardous Materials. Subject to Subsection 32(i) below, all costs and expenses paid or incurred by Landlord in the exercise of the rights set forth in this Subsection 32(f) shall be payable by Tenant upon demand.

     (g) Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of debris, waste or Hazardous Materials placed on or about the Premises by Tenant or its agents, employees, contractors or invitees, and in a condition which complies with all Environmental Laws.

     (h) Tenant agrees to indemnify and hold harmless Landlord from and against any and all claims, losses (including, without limitation, loss in value of the Premises or the Property, liabilities and expenses (including attorney's fees) sustained by Landlord attributable to (i) any Hazardous Materials placed on or about the Premises by Tenant or its agents, employees, contractors or invitees or (ii) Tenant's breach of any provision of this Section 32.

     (i) Notwithstanding anything in this Section 32 to the contrary, Tenant shall not be responsible for the clean up or remediation of, and shall not required to indemnify Landlord against, any costs or liabilities attributable to, Hazardous Materials placed on or about the Premises (i) prior to the Commencement Date by third parties not related to Tenant or its Agents, or (ii) by Landlord at any time, except in either case to the extent that Tenant or its Agents have contributed to or exacerbated the presence of such Hazardous Materials.

     (j) The provisions of this Section 32 shall survive the expiration or earlier termination of this Lease.

33.  NOTICES

     All notices and demands which may or are to be required or permitted to be given to either party by the other hereunder shall be in writing and shall be sent (i) by United States mail, postage prepaid, certified, or (ii) by personal delivery or (iii) by overnight courier, addressed to the addressee at the address for such addressee as specified in the Basic Lease Information, or to such other place as such party may from time to time designate in a notice to the other party given as provided herein, or by telex or telecopy at the number therefor designated by the addressee in a written notice given as provided herein. Notice shall be deemed given upon actual receipt (or attempted delivery if delivery is refused).

34.  WAIVER

     The waiver of any breach of any term, covenant or condition of this Lease shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No delay or omission in the exercise of any right or remedy of Landlord on any Default by Tenant shall impair such a right or remedy or be construed as a waiver. Any waiver by Landlord of any Default must be in writing and shall not be a waiver of any other Default concerning the same or any other provisions of this Lease.

35.  HOLDING OVER

     Any holding over after the expiration of the Term, without the express written consent of Landlord, shall constitute a Default and, without limiting Landlord's remedies provided in this Lease, such holding over shall be construed to be a tenancy at sufferance, at a rental rate of one hundred fifty percent (150%) of the Base Rent last due in this Lease, plus Additional Rent, and shall otherwise be on the terms and conditions herein specified, so far as applicable.

36.  SUCCESSORS AND ASSIGNS

     The terms, covenants and conditions of this Lease shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto. If Tenant shall consist of more than one entity or person, the obligations of Tenant under this Lease shall be joint and several.

37.  TIME

     Time is of the essence of this Lease and each and every term, condition and provision herein.

38.  BROKERS

     Landlord and Tenant each represents and warrants to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker except the Broker(s) specified in the Basic Lease Information in the negotiating or making of this Lease, and each party agrees to indemnify and hold harmless the other from any claim or claims, and costs and expenses, including attorneys' fees, incurred by the indemnified party in conjunction with any such claim or claims of any other broker or brokers to a commission in connection with this Lease as a result of the actions of the indemnifying party.

39.  LIMITATION OF LIABILITY

     Tenant agrees that, in the event of any default or breach by Landlord with respect to any of the terms of the Lease to be observed and performed by Landlord (a) Tenant shall look solely to the estate and property of Landlord or any successor in interest in the Property and the Premises, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord; (b) no other property or assets of Landlord, its partners, shareholder, officers, directors or any successor in interest shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies; (c) no personal liability shall at any time be asserted or enforceable against Landlord's partners or successors in interest (except to the extent permitted in (a) above), or against Landlord's shareholders, officers or directors, or their respective partners, shareholders, officers, directors or successors in interest; and (d) no judgment will be taken against any partner, shareholder, officer or director of Landlord. The provisions of this section shall apply only to the Landlord and the parties herein described, and shall not be for the benefit of any insurer nor any other third party.

40.  FINANCIAL STATEMENTS

     Within thirty (30) days after Landlord's request, Tenant shall deliver to Landlord the then current financial statements of Tenant (including interim periods following the end of the last fiscal year for which annual statements are available), including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied. Such financial statements shall not be required to be prepared or compiled by a certified public accountant, provided, however, that if Tenant does retain a certified public accountant to prepare or compile such statements, then Landlord shall have the right to review the same. Landlord shall keep Tenant's financial statements confidential, except that Landlord shall have the right to disclose such statements to Landlord's partners, lenders, consultants and advisors, including accountants and attorneys, and otherwise as required by law or legal process.

41.  RULES AND REGULATIONS

     Tenant agrees to comply with such reasonable rules and regulations as Landlord may adopt from time to time for the orderly and proper operating of the Premises and parking and other common areas. Such rules may include but shall not be limited to the following: (a) restriction of employee parking to a limited, designated area or areas reasonably conveniently located with respect to the Premises; and (b) regulation of the removal, storage and disposal of Tenant's refuse and other rubbish at the sole cost and expense of Tenant. The rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the failure of any other person to observe and abide by any of said rules and regulations.

42.  MORTGAGEE PROTECTION

     (a) Modifications for Lender. If, in connection with obtaining financing for the Premises or any portion thereof, Landlord's lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent to such modifications, provided such modifications do not materially adversely affect Tenant's rights or increase Tenant's obligations under this Lease.

     (b) Rights to Cure. Tenant agrees to give to any trust deed or mortgage holder ("Holder"), by certified mail, at the same time as it is given to Landlord, a copy of any notice of default given to Landlord, provided that prior to such notice Tenant has been notified, in writing, (by way of notice of assignment of rents and leases, or otherwise) of the address of such Holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Holder shall have an additional twenty (20) days after expiration of such period, or after receipt of such notice from Tenant (if such notice to the Holder is required by this Paragraph 42(b)), whichever shall last occur within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such twenty (20) days, any Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated.

43.  ENTIRE AGREEMENT

     This Lease, including the Exhibits and any Addenda attached hereto, which are hereby incorporated herein by this reference, contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein or therein, shall be of any force and effect.

44.  INTEREST

     Any installment of Rent and any other sum due from Tenant under this Lease which is not received by Landlord within ten (10) days from when the same is due shall bear interest from such tenth (10th) day until paid at an annual rate equal to the maximum rate of interest permitted by law. Payment of such interest shall not excuse or cure any Default by Tenant. In addition, Tenant shall pay all costs and attorneys' fees incurred by Landlord in collection of such amounts.

45.  CONSTRUCTION

     This Lease shall be construed and interpreted in accordance with the laws of the State of California. The parties acknowledge and agree that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Lease, including the Exhibits and any Addenda attached hereto. All captions in this Lease are for reference only and shall not be used in the interpretation of this Lease. Whenever required by the context of this Lease, the singular shall include the plural, the masculine shall include the feminine, and vice versa. If any provision of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect.

46.  REPRESENTATIONS AND WARRANTIES OF TENANT

     Tenant hereby makes the following representations and warranties, each of which is material and being relied upon by Landlord, is true in all respects as of the date of this Lease, and shall survive the expiration or termination of the Lease.

     (a) If Tenant is an entity, Tenant is duly organized, validly existing and in good standing under the laws of the state of its organization and the persons executing this

Lease on behalf of Tenant have the full right and authority to execute this Lease on behalf of Tenant and to bind Tenant without the consent or approval of any other person or entity. Tenant has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder. This Lease is a legal, valid and binding obligation of Tenant, enforceable in accordance with its terms.

     (b) Tenant has not (1) made a general assignment for the benefit of creditors, (2) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (3) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (4) suffered the attachment or other judicial seizure of all or substantially all of its assets, (5) admitted in writing its inability to pay its debts as they come due, or (6) made an offer of settlement, extension or composition to its creditors generally.

     Landlord and Tenant have executed and delivered this Lease as of the Lease Date specified in the Basic Lease Information.

Landlord:                                  Tenant:

Aetna Life Insurance Company,              International Network Services, Inc.,
a Connecticut corporation                  a California corporation

By:  Aetna Realty Investors, Inc.,
     a corporation,                        By: _________________________________
     Its Agent                             Print Name:__________________________
                                           Its:_________________________________


     By:_________________________________
                                           By: _________________________________
     Its: _______________________________  Print Name:__________________________
                                           Its:_________________________________

                                   Exhibit A

                            DIAGRAM OF THE PREMISES

                                   Exhibit B

                              TENANT IMPROVEMENTS

     This exhibit, entitled Tenant Improvements, is and shall constitute Exhibit B to the Lease Agreement, dated as of the Lease Date, by and between Landlord and Tenant for the Premises. The terms and conditions of this Exhibit B are hereby incorporated into and are made a part of the Lease. Capitalized terms used, but not otherwise defined, in this Exhibit B have the meanings ascribed to such terms in the Lease.

1.   LANDLORD'S WORK

     In addition to the Tenant Improvements (as defined in Paragraph 3 below) to be constructed in the Premises pursuant to this Exhibit B, prior to the Commencement Date, Landlord shall demolish the interior tenant improvements existing in the Premises on the date of this Lease (except for the restroom cores and sprinkler system risers) at Landlord's sole cost and expense. (Landlords Work). Landlords Work shall be paid for out of Landlords own funds and shall not be applied against or funded out of the Tenant Improvements Allowance (hereinafter defined in Paragraph 6) or the Tenant Improvements Loan (hereinafter defined in Paragraph 7).

2.   TENANT IMPROVEMENTS

     In addition to Landlord's Work to be constructed by Landlord at its sole cost and expense pursuant to Paragraph 1 above, Landlord agrees, subject to the conditions set forth below, to construct certain Tenant Improvements in the Premises pursuant to the terms of this Exhibit B.

3.   DEFINITION

     Tenant Improvements as used in the Lease and this Exhibit B shall include only those improvements within the interior portions of the Premises which are depicted on the Final Plans and Specifications (hereafter defined in Paragraph
4) or described hereinbelow. Tenant Improvements shall specifically not include Landlords Work to be performed by Landlord pursuant to Paragraph 1 above or any alterations, additions, or improvements installed or constructed by Tenant, and any of Tenants personal property or trade fixtures.

     The Tenant Improvements may include:

     (a) Partitioning, doors, floor coverings, finishes, ceilings, wall coverings and painting, millwork and similar items.

     (b) Electrical wiring, lighting fixtures, outlets and switches, and other electrical work.

     (c) Duct work, terminal boxes, diffusers and accessories required for the completion of the heating, ventilation and air conditioning systems serving the Premises, including the cost of meter and key control for after-hour air conditioning.

     (d) Any additional Tenant requirements including, but not limited to odor control, special heating, ventilation and air conditioning, noise or vibration control or other special systems.

     (e) All fire and life safety control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories installed within and serving the Premises.

     (f) All plumbing, fixtures, pipes, and accessories to be installed within and serving the Premises.

4.   PLANS AND SPECIFICATIONS

     Landlord shall retain the architect specified in the Basic Lease Information ("Architect") for the preparation of preliminary and final working architectural and engineering plans and specifications for the Tenant Improvements ("Final Plans and Specifications"). Landlord reserves the right to substitute for the Architect another architect of its selection. Tenant shall cooperate diligently with the Architect and shall furnish within ten (10) days after request therefor, all information required by the Architect for completion of the Final Plans and Specifications, and shall provide (in writing, if requested by Landlord), not later than three (3) business days after request therefor, any approval or disapproval of preliminary or Final Plans and Specifications which Tenant is permitted to give under this Exhibit B. Landlord and Tenant shall indicate their approval of the Final Plans and Specifications by initialing them and attaching them to the Lease as Exhibit B-1. Upon completion of the Final Plans and Specifications and approval thereof by Landlord and Tenant, Landlord will obtain subcontractor trade bids and furnish a cost breakdown to Tenant. In the event the estimated Tenant Improvements Cost (hereafter defined in Paragraph 8), based on such bids and the reasonably anticipated costs of other items constituting the Tenant Improvements Cost, exceeds the sum of the Tenant Improvements Allowance and the Tenant Improvements Loan plus any amounts which Tenant desires to pay as an Excess Tenant Improvements Cost (hereafter defined in Paragraph 9) ("Tenants T.I. Budget"), at Tenant's request, the Final Plans and Specifications may be revised once, at Tenant's cost and expense. Any such revisions shall be subject to Landlord's approval, and the amended Final Plans and Specifications, as approved by Landlord and Tenant, shall thereafter be deemed to be the Final Plans and Specifications for the Tenant Improvements. The amended Final Plans and Specifications shall be approved by Tenant (in writing, if requested by Landlord) not later than three (3) days after Landlords request therefor. Landlord shall thereafter submit such amended Final Plans and Specifications to its contractor and subcontractor for re-bidding, and shall furnish a cost breakdown to Tenant. If the estimated Tenant Improvements Cost, as determined by the bids based on the amended Final Plans and Specifications and the reasonably anticipated costs of other items constituting the Tenant Improvements Cost, result in an Excess Tenant Improvements Cost, then Tenant shall pay such Excess Tenant Improvements Cost as and when required by Paragraph 9. Tenants failure to approve or disapprove any matters which Tenant shall be entitled to approve or disapprove pursuant to this Paragraph 4 shall be conclusively deemed to be approval of same by Tenant.

5.   LANDLORD TO CONSTRUCT IMPROVEMENTS

     When the Final Plans and Specifications (as amended, if required by Paragraph 4 above) have been approved by Landlord and Tenant, Landlord shall submit such Final Plans and Specifications to all governmental authorities having rights of approval over the Tenant Improvement work and shall apply for all governmental approvals and building permits. Subject to satisfaction of all conditions precedent and subsequent to its obligations under this Exhibit B, and further subject to the provisions of Paragraph 9, Landlord shall thereafter commence and proceed to complete construction of the Tenant Improvements.

6.   TENANT IMPROVEMENTS ALLOWANCE

     Landlord shall provide an allowance for the planning and construction of the Tenant Improvements in the amount specified in the Basic Lease Information ("Tenant Improvements Allowance"). Subject to Paragraph 7, the Tenant Improvements Allowance shall be the maximum contribution by Landlord for the Tenant Improvements Cost. Should the actual cost of planning and constructing those Tenant Improvements depicted on the Final Plans and Specifications be less than the Tenant Improvements Allowance, the Tenant Improvements Allowance shall be reduced to an amount equal to said actual cost.

7.   TENANT IMPROVEMENTS LOAN

     Landlord agrees to lend Tenant up to Ninety-three Thousand Eight Hundred Seventy-nine Dollars ($93,879.00) for Tenant Improvements (the "Tenant Improvements Loan") after the Tenant Improvements Allowance has been disbursed. The Tenant Improvements Loan shall be repayable by Tenant to Landlord in substantially equal self-amortizing installments over the Term of the Lease, together with interest on the balance outstanding from time to time at the rate of twelve percent (12%) per annum. Notwithstanding anything herein to the contrary, in the event the Lease shall terminate for any reason prior to the scheduled expiration thereof, the Tenant Improvements Loan and all accrued and unpaid interest thereon shall immediately become due and payable in full.

8.   TENANT IMPROVEMENTS COST

     The Tenant Improvements Cost ("Tenant Improvements Cost") shall include all costs and expenses associated with the design, preparation, approval and construction of the Tenant Improvements, including, but not limited, to the following:

     (a) All costs incurred by Landlord or Tenant of preliminary and final architectural and engineering plans and specifications for the Tenant Improvements, and engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation;

     (b) All costs of obtaining building permits and other necessary authorizations from local governmental authorities;

     (c) All costs of interior design and finish schedule plans and specifications including as-built drawings;

     (d) All direct and indirect costs of procuring, constructing and installing the Tenant Improvements in the Premises, including, but not limited to, the construction fee for overhead and profit and the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered by Landlords contractor in connection with construction of the Tenant Improvements;

     (e) All fees payable to the Architect and Landlords engineering firm if they are required by Tenant to redesign any portion of the Tenant Improvements following Tenant's approval of the Final Plans and Specifications;

     (f) All construction and project management fees payable by Landlord to Landlords property management company or any other individual or entity; and

     (g)  Utility connection fees.

     In no event shall the Tenant Improvements Cost include any costs of Landlords Work or any costs of procuring, constructing or installing in the Premises any of Tenant's personal property or trade fixtures.

9.   EXCESS TENANT IMPROVEMENTS COST

     If the Tenant Improvements Cost is more than the sum of the Tenant Improvements Allowance and Tenant Improvements Loan, then the difference between the Tenant Improvements Cost and the sum of the Tenant Improvements Allowance and Tenant Improvements Loan ("Excess Tenant Improvements Cost") shall be paid by Tenant to Landlord in cash, within ten (10) days of delivery of statements from Landlord to Tenant therefor. If construction of the Tenant Improvements will result in Excess Tenant Improvements Cost, Landlord shall not be obligated to commence construction of the Tenant Improvements if payment of the Excess Tenant Improvements Cost by Tenant is not received within ten (10) days after delivery by Landlord to Tenant of a statement therefor; provided, however, that Landlord may, at its option, commence construction of the Tenant Improvements, in which event Tenant shall pay the Excess Tenant Improvements Cost within ten
(10) days after delivery by Landlord to Tenant of the statement therefor. If Landlord so elects to commence construction of the Tenant Improvements or has already commenced construction of the Tenant Improvements when there occurs an Excess Tenant Improvements Cost, then Landlord shall be entitled to suspend or terminate construction of the Tenant Improvements if payment by Tenant to Landlord of the Excess Tenant Improvement Cost has not been received within ten (10) days after delivery by Landlord to Tenant of a statement therefor.

10.  CHANGE REQUEST

     When the Final Plans and Specifications have been approved by Landlord, there shall be no changes without Landlord's prior written consent, except for
(a) necessary on-site installation variations or minor changes necessary to comply with building codes and other governmental regulations; (b) one revision, if requested by Tenant, to adjust the estimated Tenant Improvements Cost to Tenants T.I. Budget therefor, as permitted by Paragraph 4 above; and (c) changes approved in writing by both parties. Any costs related to such governmentally required or requested and approved changes shall be added to the Tenant Improvements Cost and, to the extent such cost results in Excess Tenant Improvements Cost, shall be paid for by Tenant as and with any Excess Tenant Improvements Cost as set forth in Paragraph 9. The billing for such additional costs to Tenant shall be accompanied by evidence of the amounts billed as is customarily used in the business. Costs related to changes shall include, without limitation, any architectural or design fees, and Landlord's general contractors price for effecting the change.

11.  TERMINATION

     If the Lease is terminated prior to completion of the Tenant Improvements for any reason due to the Default of Tenant under the Lease, in addition to any other damages available to Landlord, Tenant shall pay to Landlord, within five
(5) days of receipt of a statement therefor, all costs incurred by Landlord through the date of termination in connection with the Tenant Improvements. Landlord shall have the right to terminate the Lease, upon written notice to Tenant, if Landlord is unable to obtain a building permit for the Tenant Improvements within one hundred twenty (120) days from the date the Lease is mutually executed.

12.  INTEREST

     Any payments required to be made by Tenant hereunder which are not paid when due shall bear interest at the maximum rate permitted by law from the due date therefor until paid.

13.  DISCLAIMER

     Landlord shall have no liability to Tenant in the event construction of the Tenant Improvements is delayed or prevented due to any cause beyond Landlords reasonable control; provided, however, that the foregoing clause shall not limit Tenant's right to terminate this Lease where applicable under Section 7(d) of the Lease. If Tenant is entitled or permitted to enter the Premises prior to completion of the Tenant

Improvements, Landlord shall not be liable to Tenant or its Agents for any loss or damage to property, or injury to person, arising from or related to construction of the Tenant Improvements. Tenant shall take all reasonable precautions to protect against such loss, damage or injury during construction of the Tenant Improvements, and shall not interfere with the conduct of the Tenant Improvement work. Tenant shall cooperate with all reasonable directives of Landlord and Landlords contractor in order to minimize any disruption or delay in completion of the Tenant Improvements work.

                                  Exhibit B-1

                        FINAL PLANS AND SPECIFICATIONS

     Reference is hereby made to that certain Lease Agreement dated May 8, 1996 by and between Aetna Life Insurance Company, a Connecticut corporation, as landlord ("Landlord"), and International Network Services, Inc., a California corporation, as tenant ("Tenant"), ("Lease Agreement").

     The Final Plans and Specifications (as defined in Exhibit B to the Lease Agreement) consists of the following described drawings, specifications and other documents:

                    Title of Drawing, Specification or
                              Other Document                Date




     The Final Plans and Specifications have been initialed by both Landlord and Tenant and are on file with Landlord.


                         Initials:  Landlord _______     Tenant _______

                                     B-1-1

                                   Exhibit C

                         COMMENCEMENT DATE MEMORANDUM


               Landlord:  Aetna Life Insurance Company

                 Tenant:  International Network Services, Inc.

             Lease Date:  May 8, 1996

               Premises:  Located at 1213 Innsbruck Drive, Sunnyvale, California

     Tenant hereby accepts the Premises as being in the condition required under the Lease, with all Tenant Improvements completed (except for minor punchlist items which Landlord agrees to complete).

     The Commencement Date of the above referenced Lease is hereby established as _________________, 1996.


                         Tenant: International Network Services, Inc., a California corporation


                                  By: __________________________________________
                                  Print Name: __________________________________
                                  Its: _________________________________________

Approved and Agreed:

Aetna Life Insurance Company,
a Connecticut corporation
By:  Aetna Realty Investors, Inc.,
     a corporation,
     Its Agent


     By: ___________________________

     Its: __________________________

                                      C-1